Exhibit EX-99.1.

Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103

(215) 564-8000

FAX: (215) 564-8120

www.stradley.com

June 23, 2008

Board of Trustees

Aberdeen Funds

5 Tower Bridge

300 Barr Harbor Drive

Suite 300

West Conshohocken, PA 19428

RE:	Legal Opinion – Securities Act of 1933

Ladies and Gentlemen:

We have examined the Amended and Restated Agreement and Declaration of Trust (the “Agreement”) of Aberdeen Funds (the “Trust”), which was organized as a statutory trust on September 27, 2007 under the Delaware Statutory Trust Act; the Amended and Restated By-Laws of the Trust; and various pertinent Trust proceedings that we deem material. We have also examined the Notification of Registration and the Registration Statements filed on behalf of the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Securities Act of 1933, as amended (the “1933 Act”), all as amended to date, as well as other items we deem material to this opinion.

The Trust is authorized by the Agreement to issue an unlimited number of shares of beneficial interest without par value. Pursuant to the Agreement, the Board of Trustees has authorized the creation and designation of twenty six series of shares noted on the table below with each series offering various classes as also designated in the table below. The Agreement also empowers the Board of Trustees to designate any additional series or classes and allocate shares to such series or classes.

Aberdeen Funds

June 23, 2008

ABERDEEN FUNDS

Aberdeen Select Equity Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Select Mid Cap Growth Fund: A, B, C, D, R, Institutional Class, Institutional Service Class

Aberdeen Select Small Cap Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Select Growth Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Select Worldwide Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen China Opportunities Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Developing Markets Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen International Equity Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Hedged Core Equity Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Market Neutral Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Equity Long-Short Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Global Financial Services Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Health Sciences Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Natural Resources Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Technology and Communications Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Global Utilities Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Optimal Allocations Fund: Growth: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Optimal Allocations Fund: Moderate Growth: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Optimal Allocations Fund: Moderate: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Optimal Allocations Fund: Defensive: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Funds

June 23, 2008

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Aberdeen Optimal Allocations Fund: Specialty: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Small Cap Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Small Cap Opportunities Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Small Cap Growth Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Small Cap Value Fund: A, B, C, R, Institutional Class, Institutional Service Class

Aberdeen Tax-Free Income Fund: A, B, C, D, X, Y

Pursuant to the provisions of Section 24(f) of the 1940 Act, the Registration Statement is deemed to register an indefinite number of shares of the Trust. You have further advised us that the Trust will timely file a Notice pursuant to Rule 24f-2 under the 1940 Act perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You also have informed us that the shares of the Trust will be sold in accordance with the Trust’s usual method of distributing its registered shares, under which the prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the 1933 Act.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting entity under the laws of the State of Delaware, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust when issued for the consideration set by the Board of Trustees pursuant to the Agreement and the Trust’s currently effective Registration Statement, and subject to compliance with Rule 24f-2, will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust, along with any amendments thereto, covering the registration of the shares of the Trust under the 1933 Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY, RONON, STEVENS & YOUNG, LLP

By:	/s/ Jana Cresswell
Jana Cresswell, a Partner